UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2016

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Accountant

On April 21, 2016 Nxt-ID, Inc., (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm. The decision to change registered public accounting firms was approved by the Audit Committee of the Company’s Board of Directors. The audit reports by KPMG on the financial statements of the Company as of and for the years ended December 31, 2015 and December 31, 2014, did not contain an adverse opinion or disclaimer of opinion, and was not modified or qualified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG LLP’s report on the consolidated financial statements of Nxt-ID, Inc. as of and for years ended December 31, 2015 and 2014, contained a separate paragraph stating that “the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Company’s two most recent fiscal years ended December 31, 2015 and through the subsequent interim period through April 21, 2016, there were no (1) disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such fiscal years, or (2) reportable events, except that KPMG advised the Company of a material weakness related to difficulty in accounting for complex accounting transactions due to an insufficient number of accounting personnel with experience in that area and limited segregation of duties within the Company’s accounting and financial reporting functions.

The Company provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that KPMG furnish a letter addressed to the SEC stating whether or not KPMG agrees with the statements noted above. A copy of the responsive letter, dated April 27, 2016, from KPMG, is attached hereto as Exhibit 16.1.

(b)	Engagement of New Accountant

The Company has engaged Marcum LLP (“Marcum”) as its registered public accounting firm, effective April 21, 2016. The decision to appoint Marcum as the new registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors.

Marcum has previously served as the Company’s registered public accounting firm from March 24, 2012 through October 8, 2014, at which time it resigned as it had concluded that it was not independent of the Company with respect to the Company’s quarterly period ended June 30, 2014 as a result of the provision of personal tax services to an executive officer of the Company during such period. During the Company’s two most recent fiscal years and through April 21, 2016, neither the Company nor anyone on its behalf consulted with Marcum with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated April 27, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2016	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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